EXHIBIT 5.1 and EXHIBIT 23.1

                   Consent and Opinion of Atlas Pearlman, P.A.


                              ATLAS PEARLMAN, P.A.
                     350 East Las Olas Boulevard, 17th Floor
                            Fort Lauderdale, FL 33301

                                  June 4, 2002



Associated Automotive Group Incorporated
2600 South Federal Highway
Delray Beach, FL 33483
Attn: Barry Tenzer, Chief Executive Officer

         Re: Registration Statement on Form S-8 (the "Registration Statement"); Business Consulting Agreement with David Mayer (the "Agreement")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by Associated Automotive Group Incorporated (the "Company") of 300,000 shares of common stock, $.0001 par value per share of the Company (the "Shares"). The shares are covered by the Registration Statement, and may be sold pursuant to the Registration Statement and the Agreements.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the Agreement and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

         Atlas Pearlman, P.A. and its affiliates own 60,000 shares of common stock of the Company.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.


                                                   Very truly yours,

                                                   /s/ ATLAS PEARLMAN, P.A.
                                                   ------------------------
                                                   ATLAS PEARLMAN, P.A.